Exhibit 99.1
Astec Industries, Inc.

NEWS RELEASE
1725 Shepherd Rd. - Chattanooga, TN 37421 - Phone (423) 899-5898 - Fax (423) 899-4456

Astec Industries, Inc. Announces Acquisition of RexCon, LLC

CHATTANOOGA, Tenn. (October 2, 2017) – Astec Industries, Inc. (Nasdaq: ASTE) today announced the acquisition of substantially all of the assets and liabilities of RexCon LLC, one of the leading full-line concrete batch plant manufacturers in the U.S. The aggregate purchase price for the assets is $26 million, which was funded through cash on hand.

"We are very pleased to welcome RexCon to the Astec Industries family of companies. The acquisition of RexCon reflects our stated strategy to drive focused growth, both organically and through acquisitions of strong companies, that serve the infrastructure, aggregate and mining, and energy industries," commented Benjamin G. Brock, Chief Executive Officer of Astec Industries, Inc.

Mr. Brock concluded, "RexCon is a successful, profitable company with a reputation for innovative technology and dependable quality products. We are a match culturally and in our approach to business.  We thank the owners, Jake Jacobs and Mike Redmond, for their collaborative efforts in finalizing this transaction, and we are pleased that they will continue to run and work to grow RexCon, as a part of Astec Industries, joining our Energy Group."

Investor Conference Call and Web Simulcast
Astec will conduct a conference call on Monday, October 2, 2017, at 9:00 A.M. Eastern Time to review and to provide additional detail regarding this announcement, as well as the substantial design upgrades to pellet plants to achieve full production also announced this morning. The number to call for this interactive teleconference is (877) 407-9210. International callers should dial (201) 689-8049. Please reference Astec Industries.

The Company will also provide an online Web simulcast and rebroadcast of the conference call. The live broadcast of Astec's conference call will be available online at the Company's website: www.astecindustries.com/conferencecalls. An archived webcast will be available for 90 days at www.astecindustries.com.

A replay of the conference call will be available through midnight on Monday, October 16, 2017 by dialing (877) 481-4010, or (919) 882-2331 for international callers, Conference ID #20494. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About RexCon
RexCon LLC is a U.S. manufacturer of high-quality stationary and portable, central mix and ready mix concrete batch plants, concrete mixers, and concrete paving equipment. RexCon specializes in providing portable, high-production concrete equipment to contractors and producers worldwide in a totally integrated turnkey production system, including customized site layout and design engineering, batch plants, mixers, water heaters and chillers, ice production and delivery systems, material handling conveyors, gensets and power distribution, cement silos and screws, central dust collection, aggregate heating and cooling systems, batch automation controls, and batch office trailers.  Top-of-the-Line componentry coupled with firsthand experience producing and paving concrete results in superior equipment. More information on RexCon and its products can be found at www.rexcon.com.

About Astec Industries, Inc.
Astec Industries, Inc. is a manufacturer of specialized equipment for asphalt road building; aggregate processing; oil, gas and water well drilling; and wood processing. Astec's manufacturing operations are divided into three primary business segments: road building and related equipment (Infrastructure Group); aggregate processing and mining equipment (Aggregate and Mining Group); and equipment for the extraction, production and combustion of fuels, biomass production, and water drilling equipment (Energy Group).

Forward-Looking Statements
The information contained in this press release contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the future performance of the Company, including statements about the effects on the Company from the future performance of acquired businesses, low oil prices, the global mining slow down, the strong U.S. Dollar, and the impact of a long-term highway bill in the United States. These forward-looking statements reflect management's expectations and are based upon currently available information, and the Company undertakes no obligation to update or revise such statements. These statements are not guarantees of performance and are inherently subject to risks and uncertainties, many of which cannot be predicted or anticipated. Future events and actual results, financial or otherwise, could differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause future events or actual results to differ materially include: factors listed from time to time in the Company's reports filed with the Securities and Exchange Commission, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2016.

For Additional Information Contact:
Benjamin G. Brock
Chief Executive Officer
Phone: (423) 867-4210
Fax: (423) 867-4127
E-mail: bbrock@astecindustries.com
 or
David C. Silvious
 Vice President and Chief Financial Officer
Phone: (423) 899-5898
Fax: (423) 899-4456
 E-mail: dsilvious@astecindustries.com
or
Stephen C. Anderson
Vice President, Director of Investor Relations & Corporate Secretary
Phone: (423) 899-5898
Fax: (423) 899-4456
E-mail: sanderson@astecindustries.com